Exhibit 1.1

DEALER-MANAGER AGREEMENT

USA Technologies, Inc.

[●], 2009

William Blair & Company, L.L.C.
222 West Adams Street
Chicago, IL  60606

Maxim Group LLC
405 Lexington Ave., 2nd Floor
New York, NY  10174

Ladies and Gentlemen:

1.      The Rights Offering.  (a) USA Technologies, Inc. (the “Company”), proposes to issue to holders of record, as of 5:00 p.m. New York City time on [●], 2009 (the “Record Date”), of its issued and outstanding shares of common stock, no par value (“Common Stock”), and two holders of warrants exercisable for the purchase of the Company’s Common Stock, certain transferable rights (“Rights”) to subscribe for and purchase at the election of the holders of the Rights, an aggregate of approximately [●] shares of Common Stock (the “Underlying Shares”) at a subscription price of $[●] per full share (the “Rights Offering”).  Each Common Stock holder will receive one Right for each whole Share held on the Record Date.  Each Right consists of (i) a basic subscription privilege allowing the holder thereof (a “Rights Holder”) to subscribe for one Underlying Share (the “Basic Subscription Right”), (ii) an over-subscription privilege allowing Rights Holders who fully exercise their Basic Subscription Rights to subscribe for a number of additional Underlying Shares in an amount up to 400% of their Basic Subscription Right (the “Over-Subscription Privilege”) and (iii) a warrant, exercisable for two years from and after January 1, 2010, to purchase one additional share of Common Stock at a price equal to $110% of the Subscription Price (the “Warrants”).  It is anticipated that the Rights will be exercisable for a period of [●] calendar days (starting on [●], 2009 and ending on [●], 2009), unless extended by the Company (the “Subscription Period”), and that through the next to last calendar day in such period the Rights will be eligible for trading on the NASDAQ Global Market.  The Warrants will also be eligible for trading on the NASDAQ Global Market and will be separately transferable commencing upon issuance and through December 31, 2011.

(b)      The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 related to the Rights, the Underlying Shares and the attached Warrants (including the shares of Common Stock issuable upon exercise of the Warrants) (File No. 333-159467), including the related preliminary prospectus, under the Securities Act of 1933 (as amended and including the rules and regulations thereunder, the “Securities Act”), and has filed such amendments to such registration statement on Form S-1 as may have been required prior to the date hereof.  The Company will prepare and file such additional amendments thereto as may hereafter be required.  The registration statement has become effective, and a prospectus containing certain information omitted, if any, at the time of effectiveness pursuant to Rule 430A of the Securities Act (the “Rule 430A Information”) will be promptly filed by the Company following effectiveness of such registration statement.  The term “Registration Statement,” as used herein, means the registration statement, as amended and supplemented and including all financial statements and all exhibits and documents, at the time it became effective and as amended by any post effective amendment thereto, including the information, if any, omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Securities Act and contained in the Prospectus referred to below. Any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission under the Securities Act is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  “Prospectus” means the form of final prospectus first filed with the Commission pursuant to and in accordance with the time limits described in Rule 424(b) under the Securities Act.  Any reference herein to the “Prospectus” shall be deemed to include any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Securities Act and prior to the termination of the Rights Offering by the Company. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission. The term “Offering Materials” shall refer to (i) the Registration Statement (including the related preliminary prospectus), (ii)  the Prospectus, (iii) the letters to beneficial owners of Common Stock, forms used to exercise rights, any letters from the Company to securities dealers, commercial banks and other nominees, (iv) any “free writing prospectus” (as such term is defined in Rule 405 of the Securities Act, a “Free Writing Prospectus”) and (v) any newspaper announcements, press releases and other offering materials and information in connection with the Rights Offering.

2.      Appointment as Dealer-Manager.  The Company hereby engages William Blair & Company L.L.C. (or “Blair”) and Maxim Group LLC (or “Maxim”) as dealer-managers (each a “Dealer-Manager”, and together the “Dealer-Managers”) in connection with the Rights Offering, and authorizes Blair and Maxim to act as such on its behalf in connection with the Rights Offering, in accordance with this Dealer-Manager Agreement (this “Agreement”).  The Company will not employ any other financial advisors, brokers, dealers or underwriters in connection with the Rights Offering without the prior written consent of each Dealer-Manager, which consent may be withheld in the discretion of the Dealer-Manager.  On the basis of the representations and warranties and agreements of the Company contained in this Agreement and subject to and in accordance with the terms and conditions hereof, each Dealer-Manager agrees that as Dealer-Manager it will, in accordance with its customary practice and to the extent requested by the Company, use its commercially reasonable efforts to (a) advise and assist the Company in soliciting the exercise of the Rights held by Rights Holders for subscriptions for Underlying Shares, (b) advise and assist the Company in connection with the solicitation of offers to purchase the Rights that Rights Holders desire to transfer, and (c) provide the Advisory Services (defined below) in connection with the Rights Offering.  The term “Advisory Services” means (i) advising on pricing, and other terms and conditions of the Rights Offering, including transferability and oversubscription rights and limits, (ii) providing guidance on general market conditions and their impact on the Rights Offering, and (iii) assisting the Company in drafting a presentation that may be used to market the Rights Offering to existing and potential investors.  For the avoidance of doubt and notwithstanding anything that may be to the contrary in this Agreement, the Company and each Dealer-Manager hereby agree that the Dealer-Managers will not underwrite the Rights Offering, the Dealer-Managers have no obligation to act, and will not act, in any capacity as an underwriter in connection with the Rights Offering and the Dealer-Managers have no obligation to purchase or procure purchases of the Underlying Shares offered in connection with the Rights Offering.  The Company agrees that it will not hold the Dealer-Managers liable or responsible for the failure of the Rights Offering in the event that the Rights Offering is not successfully consummated for any reason.

3.      No Liability for Acts of Brokers, Dealers, Banks, Trust Companies, Nominees and Others.  Neither Dealer-Manager nor any of their affiliates shall be subject to any loss, claim, damage, liability or expense owed to the Company or any of the Company’s affiliates or subsidiaries for any act or omission on the part of any broker or dealer in securities (“Dealers”) (other than themselves), bank, trust company, nominee or any other person, and neither Dealer-Manager nor any of their affiliates shall be liable for its own acts or omissions in performing its obligations in connection with the Rights Offering, except for any losses, claims, damages, liabilities and expenses determined in a final, non-appealable judgment by a court of competent jurisdiction to have primarily resulted from (and only to the extent primarily resulting from) its own gross negligence or willful misconduct.  In assisting the Company in soliciting the exercise of Rights to subscribe for Underlying Shares and attached Warrants, the Company acknowledges that the Dealer-Managers are and will be acting as independent contractor and shall not be deemed to be acting as the agent of the Company or as the agent of any broker, dealer, bank, trust company, nominee or other person, and no broker, dealer, bank, trust company, nominee or other person shall be deemed to be acting as agent of the Dealer-Managers or as the agent of the Company; provided, however, that the Company hereby authorizes the Dealer-Managers to act as the Company’s agent in making the Rights Offering to residents of such states of the United States as to which such agent designation may be necessary to comply with applicable securities laws.  The Company shall have sole authority for the acceptance or rejection of any and all subscriptions.

4.      The Offering Materials; Withdrawal; Commencement.  (a) The Company hereby (i) agrees, at its own expense, to furnish the Dealer-Managers with as many copies as may be reasonably requested of the Offering Materials, (ii) authorizes the Dealer-Managers to use copies of the Offering Materials in connection with the Rights Offering in accordance with the terms of this Agreement and (iii) acknowledges that the Offering Materials have been and will be prepared and approved by the Company and are the Company’s sole responsibility with respect to their accuracy and completeness, other than information relating to the Dealer-Managers and furnished in writing by the Dealer-Managers to the Company expressly for use therein.  The Company recognizes that the Dealer-Managers assume no responsibility for accuracy, completeness or reasonableness of the information in the Offering Materials or any responsibility for independently verifying the same.  The Company authorizes the Dealer-Managers, in accordance with customary industry practice, to communicate generally regarding the Rights Offering with Rights Holders, and their authorized agents and representatives.  However, the Dealer-Managers hereby agree not to disseminate any substantive written material in connection with the solicitation of the exercise of Rights or the solicitation of others to purchase the Rights pursuant to the Rights Offering other than the Offering Materials, and not to make any statements in connection with such solicitation, other than statements that are set forth in or consistent with the Offering Materials or except as authorized in advance by the Company.

(b)      The Company hereby represents and agrees that no solicitation material apart from the Registration Statement will be used by it in connection with the Rights Offering or filed with the Commission or any federal, state or local governmental or regulatory authority by or on behalf of the Company without the prior approval of the Dealer-Managers, which approval may not be unreasonably delayed, withheld or denied.  In the event that (i) the Company uses or permits the use of any such solicitation material in connection with the Rights Offering or files any such solicitation material with the Commission or any such federal, state or local governmental or regulatory authority without the prior approval of the Dealer-Managers (unless such prior approval has been unreasonably delayed, withheld or denied), (ii) the Company modifies or amends the Offering Materials to correct a material misstatement or omission in the Offering Materials or makes a fundamental change in the terms of the Rights Offering, including any increase or decrease in the size of the Rights Offering, or withdraws, terminates, rescinds or cancels the Rights Offering or (iii) at any time, the Dealer-Managers shall reasonably determine, in consultation with their legal counsel, that any condition set forth in Section 8 hereof shall not be satisfied, then the Dealer-Managers (A) shall be entitled to withdraw as Dealer-Manager in connection with the Rights Offering without any liability or penalty therefor, (B) shall be entitled promptly to receive the payment of all fees and expenses payable hereunder which have accrued to the date of withdrawal or which otherwise thereafter become payable and (C) shall continue to be entitled to the indemnification and contribution provisions of Section 10 hereof.

(c)      The Company hereby confirms that it intends to commence the Rights Offering on [●], 2009 by publicly announcing such commencement.  As soon as practicable following the declaration of effectiveness by the Commission of the Registration Statement the Company will use its commercially reasonable efforts to distribute and/or mail, or to cause to be distributed and/or mailed on its behalf, copies of the Prospectus and certain of the offering materials described in part (iii) of the definition of Offering Materials to each holder of record of the Common Stock as of the Record Date.  The Company shall not accept any consideration or subscriptions for Underlying Shares and attached Warrants prior to the distribution of the Prospectus and the offering materials described in part (iii) of the definition of Offering Materials to the Rights Holders.  The Rights Offering is currently scheduled to expire on [●], 2009.

5.      Compensation.  Each Dealer-Manager will receive the fee as set forth in the engagement letter agreement entered into between the Company and such Dealer-Manager, dated February 13, 2009, as amended on May 22, 2009 (the “Engagement Letter”).  Nothing in this Agreement shall affect the Dealer-Managers’ rights to receive any fees, compensation or reimbursement set forth in the Engagement Letter in accordance with the terms thereof.  All payments to be made by the Company pursuant to this Section 5 shall be made at the closing by wire transfer of immediately available funds and consummation of the subscriptions for Underlying Shares and attached Warrants pursuant to the exercise of Rights (the “Closing Date”).

6.      Shareholder Lists; the Depositary; the Information Agent.  (a) The Company will arrange promptly (and in any event no later than one business day prior to the Commencement Date (as defined below)) for the Dealer-Managers to be provided with cards or lists that set forth the names and addresses of, and the number of shares of Common Stock held by, each record and beneficial holder of Common Stock as of the Record Date, and the Company will cause the Dealer-Managers to be advised from calendar day to calendar day during the period of the Rights Offering regarding the status of elections to exercise Rights.  In addition, the Company hereby authorizes the Dealer-Managers to communicate with the Subscription Agent and Information Agent (both defined below) and any registrar and/or transfer agent with respect to matters relating to the Rights Offering.

(b)      The Company (i) has arranged for American Stock Transfer & Trust Company to serve as subscription agent in connection with the Rights Offering (the “Subscription Agent”), (ii) will arrange for the Subscription Agent to advise the Dealer-Managers regularly as to such matters as the Dealer-Managers may reasonably request, including the number of Rights that have been exercised, and (iii) will arrange for the Subscription Agent to be responsible for receiving subscription funds paid by Rights Holders.

(c)       The Company has arranged for American Stock Transfer & Trust Company to serve as warrant agent in connection with the Rights Offering (the “Warrant Agent”) and the issuance, registration, transfer, exchange and exercise of the Warrants.

(d)      The Company has arranged for MacKenzie Partners, Inc. to serve as information agent in connection with the Rights Offering (the “Information Agent” and together with the Subscription Agent and the Warrant Agent, the “Agents”) and to perform services in connection with the Rights Offering that are customary for an information agent.

7.      Representations and Warranties of the Company.  In addition to the other representations and warranties made by the Company in this Agreement, the Company represents and warrants to the Dealer-Managers, and agrees with the Dealer-Managers, that as of the date hereof, the date of the initial effectiveness of the Registration Statement (the “Effective Date”), the date of the mailing of the Prospectus and certain of the offering materials described in part (iii) of the definition of Offering Materials to the Rights Holders (the “Commencement Date”) the date and time of the expiration of the Rights as set forth in the Prospectus (as it may be extended as provided in the Prospectus, the “Expiration Date”) and the Closing Date:

(a)      Registration Statement and Prospectuses.  At the respective times the Registration Statement or any Rule 462(b) Registration Statement became effective, it complied, and the Prospectus, as of its date, the Expiration Date and the Closing Date, complied or will comply, as the case may be, in all material respects with the requirements of the Securities Act; the Registration Statement (including the Rule 430A Information) and any Rule 462(b) Registration Statement, when it became effective, and any supplement or amendment thereto, as of its effective date, did not, and as of the Commencement Date, the Expiration Date and the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus (including any prospectus wrapper) and the Offering Materials (excluding the Registration Statement and the preliminary prospectus), and any amendments or supplements thereto, as of their respective dates, and at all times from the Effective Date through the Closing Date, did not, does not as of the date hereof and will not as of the Effective Date, the Commencement Date, the Expiration Date and the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The agreements and documents described in the Registration Statement and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement or the Prospectus, or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed.

(b)      Free Writing Prospectus.  The Company has not prepared or used, and shall not prepare or use, any Free Writing Prospectus without prior written consent of each Dealer-Manager.  Each Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Rights Offering or until any earlier date that the Company notified or notifies the Dealer-Managers as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement (including the related preliminary prospectus) or the Prospectus.  If at any time following issuance of a Free Writing Prospectus there occurred or occurs an event or development as a result of which such Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement (including the related preliminary prospectus) or the Prospectus, or as a result of which such Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (x) the Company has promptly notified or will promptly notify the Dealer-Managers in writing and (y) the Company has promptly amended or will promptly amend or supplement such Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c)      Issuer Eligibility. At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the rules and regulations of the Commission under the Securities Act.

(d)      Organization; Good Standing; Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its businesses as described in the Registration Statement and the Prospectus; and it is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases substantial properties or in which the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or cash flow of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(e)      Subsidiaries.  The Company owns beneficially and of record all of the outstanding equity interests of its subsidiaries free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and there are no outstanding options, warrants, convertible securities or other instruments or agreements pursuant to which a person or entity other than the Company has the right or obligation to acquire equity interests of any subsidiary of the Company.  Except as would not, individually or in the aggregate, have a Material Adverse Effect, each subsidiary of the Company has been duly formed or incorporated and is validly existing as a limited liability company, business trust or corporation in good standing under the laws of the jurisdiction of its formation or incorporation, with full limited liability company, business trust, limited partnership or corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each subsidiary of the Company is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect; and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.  All of the issued and outstanding shares of capital stock of each subsidiary of the Company has been duly authorized and validly issued, are fully paid and non-assessable, and were not issued in violation of any preemptive or similar right. The Company has no “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X under the Securities Act).

(f)      Capitalization.  Prior to the consummation of the Rights Offering, the Company will have an authorized capitalization as set forth under the captions “Capitalization” and “Description of Capital Stock” in the Registration Statement and the Prospectus.  All of the issued and outstanding securities of the Company have been duly authorized and validly issued and all of the Company’s outstanding shares of Common Stock are fully paid and non-assessable, the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders.  None of such securities were issued, and no Rights, Warrants or shares of Common Stock issuable upon exercise of the Rights or Warrants to be issued in connection with the Rights Offering will be issued, in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.  The offers and sales of outstanding securities of the Company were at all relevant times registered under the Securities Act and the applicable state securities or blue sky laws or exempt from such registration requirements.

(g)      Rights; Warrants; Underlying Shares.  Upon issuance, (i) the Rights will be duly and validly issued and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and (B) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (C) an implied covenant of good faith and fair dealing, (ii) no holder of Rights is or will be subject to personal liability for the debts or obligations of the Company solely by reason of being such a holder, (iii) the Rights and the Underlying Shares and Warrants issuable upon exercise of the Rights will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus, and (iv) the shares of Common Stock issuable upon exercise of the Rights and Warrants have been duly and validly authorized and reserved for issuance and, when issued and delivered against payment therefor in accordance with the terms of the Registration Statement and the Prospectus, will be duly and validly issued, fully paid and non-assessable, with no personal liability for the debts or obligations of the Company attaching to the ownership thereof, and free of any statutory and contractual preemptive rights and will be sufficient in number to satisfy the proper exercise rights of all Rights Holders.

(h)      Due Authorization.  The Company has all requisite corporate power and authority to execute and deliver this Agreement, and, at the time it is executed, will have all requisite corporate power and authority to make and consummate the Rights Offering and the other transactions contemplated by the Registration Statement and the Prospectus, including the issuance of the Rights and the issuance and sale of the Underlying Shares and attached Warrants subscribed for by Rights Holders (collectively, the “Transactions”); and all necessary action has been duly taken by the Company to authorize the execution, delivery, performance, making and consummation, as the case may be, of the Transactions.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(i)      Non-contravention.  The execution, delivery, performance, making and consummation, as the case may be, of this Agreement and the Transactions will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (with or without due notice or lapse of time, or both as the case may be) under, (A) the certificate of incorporation or by-laws or other organizational document of the Company or any of its subsidiaries, (B) any material loan or credit agreement, indenture, franchise, license, mortgage, deed of trust, note or other agreement or instrument or any judgment, order or decree to which the Company or any of its subsidiaries is a party or subject to or by which the Company or any of its subsidiaries or assets or properties is bound or affected, (C) any federal, state, local or foreign law, regulation or rule, (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ, or (E) any decree, judgment or order applicable to the Company or any of its subsidiaries or any of their respective properties that would other than under clause (A), have a Material Adverse Effect or prevent consummation of the transactions contemplated under this Agreement.  Neither the Company nor any of its subsidiaries is in breach or material violation of or in default (with or without due notice or lapse of time, or both as the case may be) under, (i) the certificate of incorporation or by-laws or other organizational document of the Company or any of its subsidiaries, (ii) any material loan or credit agreement, indenture, franchise, license, mortgage, deed of trust, note or other agreement or instrument or any judgment, order or decree to which the Company or any of its subsidiaries is a party or subject to or by which the Company or any of its subsidiaries or assets or properties is bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ, or (v) any decree, judgment or order applicable to the Company or any of its subsidiaries or any of their respective properties which breach, violation or default, other than under clause (i), would have a Material Adverse Effect or prevent consummation of the transactions contemplated under this Agreement.

(j)       Compliance with Law.  The execution, delivery, performance, making and consummation, as the case may be, of the Transactions will comply in all material respects with (i) all applicable requirements of law, (ii) any applicable regulations of any governmental or regulatory agency or authority, including, without limitation, those of the Commission, (iii) any court order, decree or judgment and (iv) any other applicable rules, regulations and procedures, including those of the NASDAQ Stock Market (the “NASDAQ”), The Depository Trust Company, the Subscription Agent and the Warrant Agent.  No consent, authorization or approval of, or filing, exemption, registration, qualification or other action with, any governmental or regulatory agency or authority, federal, state or local, is required in connection with the entering into, the performance, the making and the consummation, as the case may be, of the Transactions, except such as are required to be and have been obtained or made by the Company and are in full force and effect as of the Effective Date, the Commencement Date, the Expiration Date and the Closing Date, as applicable.

(k)      Stop Order; Legal Prohibitions.  No stop order or restraining order has been issued and no lawsuit, claim, proceeding or action has been commenced or, to the Company’s knowledge, threatened with respect to the Rights Offering or any of the Transactions before any court, agency or other governmental or regulatory body of any jurisdiction that would reasonably be expected to adversely affect or impair the execution, delivery, performance, making and consummation, as the case may be, of the Transactions.

(l)       Auditors.  McGladrey & Pullen, LLP (“McGladrey”), the accountants who certified the consolidated financial statements and schedule of the Company at and for the year ended June 30, 2008 included in the Registration Statement and the Prospectus, were, at the time such statements and schedule was certified and during the periods covered by such statements and schedule, and is, as of the date hereof, an independent public accounting firm, as required by the Securities Act.  McGladrey & Pullen, LLP is duly registered and in good standing with the Public Company Accounting Oversight Board and has not, during the periods covered by the financial statements included in the Registration Statement and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Securities Exchange Act of 1934 (as amended and including the rules and regulations thereunder, the “Exchange Act”).

Goldstein Golub Kessler (“Goldstein”) the accountants who certified the consolidated financial statements and schedules of the Company at June 30, 2007 and 2006, and for each of the two years ended June 30, 2007 and 2006 included in the Registration Statement and the Prospectus, were, at the time such statements and schedules were certified and during the periods covered by such statements and schedules an independent public accounting firm, as required by the Securities Act.

McGladrey have reviewed the consolidated financial statements and schedules of the Company at June 30, 2007 and 2006 in accordance with Statements on Standards for Accounting and Review Services Issued by the American Institute of Certified Public Accountants and prepared a review report addressed to the Board of Directors of the Company and the Company has provided each Dealer-Manager with a complete copy of such review report.

(m)      Financial Statements.  The consolidated financial statements of the Company and its subsidiaries, together with the related schedules and notes, contained in the Registration Statement and the Prospectus, present fairly in all material respects the consolidated financial position, results of operations, cash flow and stockholders’ equity of the Company and its subsidiaries in compliance with the Securities Act, the Exchange Act and in conformity with generally accepted accounting principles consistently applied throughout the period involved (“GAAP”) on the basis stated in the Registration Statement, and the Prospectus at the respective dates and for the respective periods to which they apply.  Such financial statements and related schedules and notes have been prepared in accordance with GAAP, except as disclosed therein.  The other financial and statistical information and data with respect to the Company and its subsidiaries set forth in the Registration Statement and the Prospectus present fairly the information purported to be shown thereby at the respective dates or for the respective periods to which they apply and have been prepared on a basis consistent with such financial statements and the books and records of the Company.  There are no financial statements that are required to be included in the Registration Statement and the Prospectus (including, without limitation, as required by Rules 3-12 or 3-05 or Article 11 of Regulation S-X promulgated under the Securities Act) that are not included as required, and all disclosures contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Item 10 of Regulation S-K under the Securities Act.  Since the date of the Company’s balance sheet contained in the Registration Statement and the Prospectus the Company has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP, nor has it been advised by its independent registered accounting firm or any governmental entity that any such change in method of accounting or accounting practice is appropriate. The financial information set forth in the Prospectus under “Selected Financial Data” presents fairly on the basis stated in the Prospectus, the information set forth therein.

(n)      No Legal Proceedings.  The Company and each of its subsidiaries has complied in all material respects and is not in default or violation in any respect of any applicable material domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any governmental entity.  Except as set forth in the Registration Statement and the Prospectus, there are no legal, regulatory or governmental actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company, threatened or contemplated, to which the Company or any of its subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties or assets is subject at law or in equity, except any such proceeding which, if resolved adversely to the Company or any subsidiary or any of their respective directors and officers, would not be reasonably likely to have a Material Adverse Effect or prevent the consummation of the transactions.  Except as set forth in the Registration Statement and the Prospectus, there are no legal, regulatory or governmental proceedings pending or, to the knowledge of the Company, threatened or contemplated, to which the Company or any of its subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties or assets is subject, at law or in equity, that are required to be described in the Registration Statement and the Prospectus.

(o)      Stabilization or Manipulation of the Company’s Securities Prices.  Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Rights, Warrants or Underlying Shares in violation of the Exchange Act or the rules and regulations thereunder.

(p)      No Material Adverse Effect.  Since March 31, 2009, there has not been any facts, circumstances, events, changes, effects, transactions or occurrences that have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.  Since the date of the latest consolidated balance sheet of the Company included in the Registration Statement, neither the Company nor any subsidiary has incurred or undertaken any liability or obligation, direct or contingent (including any off-balance sheet obligations), that is material to the business, prospects, properties, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole, except for liabilities or obligations that were incurred or undertaken in the ordinary course of business consistent with past practice or that are disclosed in the Registration Statement and the Prospectus.  Other than as set forth or contemplated in the Registration Statement or Prospectus, since March 31, 2009, there has not been any change in the capital stock or long term debt of the Company or any of its subsidiaries and no dividends were declared or distributions have been made by the Company or any of its subsidiaries.

(q)      Integration.  The Company has not, prior to the date hereof, made any offer or sale of any its securities which are required to be “integrated” pursuant to the Securities Act with the offer and sale of the Rights, Warrants and Underlying Shares pursuant to the Registration Statement.

(r)      Registration Rights.  Except as disclosed in the Registration Statement, including the exhibits thereto, there are no contracts, agreements or understandings between the Company and any of its subsidiaries and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.  Except as set forth in the Registration Statement and the Prospectus, other than with regard to employee or director stock options or other securities issued to employees or directors under benefit plans of the Company, (i) no person has the right to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person, other than S.A.C. Capital Associates, LLC, and First Data Merchant Services Corporation, and certain of their respective affiliates, has any preemptive or similar rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter in connection with the Rights Offering.

(s)      Taxes.  Except as disclosed in the Prospectus, all federal, state and foreign tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided, and except to the extent that the failure to timely file or timely pay would not have, individually or in the aggregate, a Material Adverse Effect.  Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company has made appropriate provisions in the applicable financial statements referred to in clause (k) of this Section 7 in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company has not been finally determined.

(t) NASDAQ Listing.  The Company is in compliance with the requirements of the NASDAQ for continued listing of its shares of Common Stock thereon.  There are no actions, suits or proceedings pending or, to the Company’s knowledge, threatened or contemplated, and the Company has not received any notice from the NASDAQ regarding the delisting of its Common Stock from the NASDAQ.  The Rights, any shares of Common Stock and Warrants to be issued in connection with the Rights Offering (including the shares of Common Stock underlying the Warrants) will, prior to their issuance, have been duly approved for listing, subject to official notice of issuance, on the NASDAQ.

(u)      Periodic Reports.  The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act since June 30, 2008 (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act since June 30, 2008, except where the failure to timely file could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

(v)      Licenses.  The Company and its subsidiaries possess such licenses, consents, authorizations, approvals, orders, certificates, authorities or permits (collectively, the “Licenses”) issued by the appropriate regulatory agencies or bodies and has made all necessary filings required under federal, state or local law, regulation or rule necessary to conduct their businesses as now operated, except where the failure to hold or obtain such Licenses or make such filings, individually or in the aggregate, would not have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such License which, individually or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(w)      Intellectual Property.  The Company and its subsidiaries own or possess or have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as described in the Prospectus and as proposed to be conducted; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, might result in a Material Adverse Effect.  All former and current employees of the Company or any of its subsidiaries (and, to the Company’s knowledge, all other agents, consultants and contractors of the Company or any of its subsidiaries who contributed to or participated in the conception or development of any Intellectual Property for the Company or any of its subsidiaries) have executed written contracts or agreements that assign to the Company all rights to any inventions, improvements, discoveries or information relating to the business of the Company and its subsidiaries, including without limitation all Intellectual Property owned, controlled by or in the possession of the Company or any of its subsidiaries.  To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property by any third party, employee or former employee.  Each agreement and instrument (each, a “License Agreement”) pursuant to which any Intellectual Property is licensed to the Company or any of its subsidiaries is in full force and effect, has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company or the applicable subsidiary, as the case may be, enforceable against the Company or such subsidiary in accordance with its terms, except as enforcement thereof may be subject to bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles; the Company and its subsidiaries are in compliance with their respective obligations under all License Agreements and, to the knowledge of the Company, all other parties to any of the License Agreements are in compliance with all of their respective obligations thereunder; no event or condition has occurred or exists that gives or would give any party to any License Agreement the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any such License Agreement or any rights of the Company or any of its subsidiaries thereunder, to exercise any of such party’s remedies thereunder, or to take any action that would adversely affect any rights of the Company or any of its subsidiaries thereunder or that might have a Material Adverse Effect and the Company is not aware of any facts or circumstances that would result in any of the foregoing or give any party to any License Agreement any such right; and neither the Company nor any of its subsidiaries has received any notice of default, breach or non-compliance under any License Agreement.

(x)      Environmental Laws.  Except as set forth in the Registration Statement, and the Prospectus, to the Company’s knowledge, neither the Company nor its subsidiaries (1) is in violation of any Environmental Law (as defined below), (2) owns or operate any real property contaminated with any substance that is subject to any Environmental Law, (3) is liable for any off-site disposal or contamination pursuant to any Environmental Law, or subject to any claim relating to any Environmental Law, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect, and the Company is not aware of any pending investigation which might lead to such a violation, liability or claim.  The term “Environmental Law” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(y)      Investment Company Act.  Neither the Company nor any of its subsidiaries is and, at all times up to and including consummation of the Transactions, and after giving effect to application of the net proceeds of the Rights Offering, will be subject to registration as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(z)      Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of any of them has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (C) violated or is in violation of, or has taken any action, directly or indirectly, that would result in a violation of, any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”); and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their business in compliance with the Foreign Corrupt Practices Act, and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith; (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (E) made any payment of funds to the Company or its subsidiaries or received or retained funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement and the Prospectus, that is not so disclosed.

(aa)    Sanctions.  Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(bb)    Anti-Money Laundering.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(cc)    Related Party Transactions; Securities Sales.  No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or its subsidiaries, on the other, that is required by the Securities Act or Exchange Act or rules and regulations thereunder to be described in the Registration Statement and the Prospectus and that is not so described.  No securities of the Company have been sold by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement and the Prospectus.

(dd)    Off-Balance Sheet Obligations.  Except as described in the Registration Statement and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(ee)    Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith.

(ff)      Accounting Controls.  The Company maintains a system of internal accounting controls meeting the requirements of Section 13(b)(2) of the Exchange Act.

(gg)    Internal Controls.  The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(hh)    FINRA Representations.  The Company’s responses to the Financial Industry Regulatory Authority, Inc. (“FINRA”) questionnaire, attached as Annex I to this Agreement, are true and correct in all material respects and the Company has not become aware of any information that would cause any information disclosed in such questionnaire to become inaccurate or incorrect in any material respect.

(ii)     Forward-looking Statements.  Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) included in the Registration Statement and the Prospectus has been made or reaffirmed with a reasonable basis and has been disclosed in good faith.

(jj)       Data.  All statistical or market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(kk)    Affiliation with Dealer-Manager.  To the Company’s knowledge after due inquiry, there are no affiliations or associations between (i) either Dealer-Manager and (ii) the Company or any of the Company’s officers, directors or 5% or greater securityholders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th calendar day immediately preceding the date the Registration Statement was initially filed with the Commission, except as set forth in the Registration Statement and the Prospectus.

(ll)       Good Title. The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the Company’s consolidated financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such consolidated financial statements (or elsewhere in the Prospectus) or which are not material to the Company and its subsidiaries taken as a whole.  The Company and each of its subsidiaries hold their respective leased properties which are material to the Company and its subsidiaries taken as a whole under valid and binding leases.

The representations and warranties set forth in this Section 7 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Indemnified Person (as defined below) or (ii) any termination, expiration or cancellation of this Agreement.

8.      Conditions to the Dealer-Managers’ Obligations.  Notwithstanding anything which may be to the contrary in this Agreement, the obligation of Blair and Maxim to act as Dealer-Managers shall at all times be subject, in their discretion, to the performance by the Company in all material respects of its obligations herein and to the following additional conditions:

(a)      The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective prior to the date of this Agreement or shall become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later time and date as may be approved by the Dealer-Managers; the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Dealer-Managers, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise); and, if required, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act at or before 5:30 P.M., New York City time on the second full business day after the date of this Agreement (or such earlier time as may be required by the Securities Act).

(b)      All of the Company’s representations, warranties and agreements contained herein are now, and at all times during the period of the Rights Offering and through the time of the Closing Date, shall be, true and correct in all material respects, and the Dealer-Managers shall have received certificates to that effect, dated on each of the Commencement Date, the Expiration Date and the Closing Date (provided, however, that each such certificate shall only certify as to the truth and correctness of such representations, warranties and agreements as of the date of the certificate), signed by a duly authorized officer of the Company, it being understood that the Dealer-Managers agreeing to act, or continuing to act, as Dealer-Managers at a time when the Dealer-Managers know or should know that any such representation, warranty or agreement is or may be untrue or incorrect in a material respect shall be without prejudice to the Dealer-Managers’ right subsequently to cease so to act by reason of such untruth or incorrectness or to any of the Dealer-Managers’ other rights hereunder.

(c)      At all times during the duration of the Rights Offering and through the time of the Closing, the Company shall have performed in all material respects all of its agreements and obligations hereunder and under the Offering Materials theretofore required to have been performed and the Dealer-Managers shall have received certificates to that effect dated each of the Commencement Date, the Expiration Date and the Closing Date (it being understood that each certificate shall only certify as to the performance of any agreements and obligations required to be performed on or prior to the date of the certificate) signed by a duly authorized officer of the Company.

(d)      No stop order or restraining order shall have been issued and no lawsuit, claim, proceeding or action shall have been commenced or, to the Company’s knowledge, threatened with respect to the Rights Offering or any of the transactions in connection with or contemplated by any of the Transactions before any court, agency or other governmental or regulatory body of any jurisdiction that the Dealer-Managers, in good faith after consultation with counsel, believe renders it inadvisable to continue to act as Dealer-Managers hereunder.

(e)       The Company will furnish to the Dealer-Managers, on each of the Commencement Date and the Closing Date, an opinion, in each case dated such date, of Lurio & Associates, P.C., counsel to the Company, addressed to the Dealer-Managers, substantially in the form attached hereto as Exhibit A.

(f)       The Company will furnish to the Dealer-Managers, on each of the Commencement Date and the Closing Date, an opinion, in each case dated such date, of Dilworth Paxson, LLP, special tax counsel to the Company, addressed to the Dealer-Managers, substantially in the form attached hereto as Exhibit B.

(g)       On each of the the Commencement Date and the Closing Date, Sidley Austin llp, counsel for the Dealer-Managers, shall have furnished to the Dealer-Managers such written opinion or opinions, dated as of such date, with respect to such matters as the Dealer-Managers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(h)      On the Commencement Date and the Closing Date (the “Comfort Dates”), the Company shall have furnished to the Dealer-Managers a letter of McGladrey, addressed to the Dealer-Managers and dated as of the relevant Comfort Date, (1) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (2) stating that, as of the date of the letter (or with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement and the Prospectus, as of a date not more than five calendar days prior to the date of the letter), the conclusions and findings of such firm with respect to the financial information as are customarily covered in accounting “comfort” letters delivered in connection with a public offering and any other matters reasonably specified by the Dealer-Managers.

(i)       On the Comfort Dates, the Company shall have furnished a letter from Goldstein to the Dealer-Managers (1) confirming that they were the Company’s independent registered public accountants within the meaning of the Securities Act for the financial years June 30, 2006 and 2007 and (2)  stating that, as of the date of the letter, the consolidated financial statements audited by Goldstein and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission.

9.     Additional Covenants.  In addition to the other agreements of the Company contained herein, the Company hereby agrees that:

(a)       it will advise the Dealer-Managers promptly of the following:  (i) the occurrence of any event which may cause the Company to withdraw, terminate, rescind or cancel the Rights Offering; (ii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which the Company believes would require the making of any material change in the Offering Materials then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material aspect and will promptly amend the Offering Materials, in a form satisfactory to the Dealer-Manager, to reflect such event or fact or untrue representation or warranty, as the case may be, and will cause the amended Offering Materials to be delivered to the Rights Holders and file the Registration Statement and the Prospectus with the Commission, and will extend the Expiration Date as required by law or regulation, including the listing standards of the NASDAQ; (iii) any proposal or requirement to amend or supplement the Registration Statement or the other documents to be filed with the Commission relating to the Rights Offering or to make any other material filing related to the Rights Offering pursuant to any applicable law, regulation or rule; (iv) the issuance by the Commission or any other governmental or regulatory agency or authority of any comment or order concerning the Rights Offering or Offering Materials; (v) any request for additional information or other action directed to the Company or any of its affiliates by any governmental or regulatory authority, including but not limited to the Commission, which would be likely to substantially delay the consummation of the Rights Offering; (vi) any material development in connection with the Rights Offering or the other Transactions; and (vii) any other information relating to the Rights Offering which the Dealer-Managers may from time to time reasonably request;

(b)      it will use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement under the Securities Act and to prevent the issuance of any stop order;

(c)       prior to making any filings with any governmental or regulatory authority which are in addition to what it has filed as of the date hereof, including, but not limited to, any amendments or supplements to such filings, the Company will furnish a copy to the Dealer-Managers and afford the Dealer-Managers and their counsel(s) a reasonable opportunity to comment thereon prior to filing;

(d)      it will endeavor to cooperate in qualifying the shares of Common Stock issuable upon exercise of the Rights and the Warrants and, if necessary, the Rights and Warrants for offering and sale, as applicable, under the securities or blue sky laws of such states or other jurisdictions as the Dealer-Managers may designate and to maintain such qualifications in effect so long as required for the distribution of the shares of Common Stock issuable upon exercise of the Rights and the Warrants and, if applicable, the Rights and Warrants; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the shares of Common Stock issuable upon exercise of the Rights and the Warrants, and if applicable, the Rights and Warrants); and to promptly advise the Dealer-Managers of the receipt by the Company of any notification with respect to the suspension of the qualification of the shares of Common Stock issuable upon exercise of the Rights and the Warrants, and, if applicable, the Rights and Warrants for offer and sale, as applicable, in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(e)       it will furnish to each Dealer-Manager as many copies of the preliminary prospectus and the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as such Dealer-Manager may reasonably request from time to time for the purposes contemplated by the Securities Act;

(f)        The Company will use its best efforts to list, subject to notice of issuance, the Rights, the Underlying Shares, the Warrants, and the shares of Common Stock issuable upon exercise of the Warrants on NASDAQ, and once listed to maintain such listing of the (i) Underlying Shares and the shares issuable upon exercise of the Warrants, (ii) Rights during the Subscription Period, and (iii) the Warrants through January 1, 2012.

(g)      if, after the time this Agreement is executed and delivered, it is necessary for the Registration Statement (including any Rule 462(b) Registration Statement) or any post-effective amendment thereto to be declared effective before the Underlying Shares and Warrants may be issued, the Company will use its reasonable best efforts to cause the Registration Statement (including any Rule 462(b) Registration Statement) or such post-effective amendment to become effective as soon as practicable, and the Company will advise the Dealer-Managers promptly and, if requested by the Dealer-Managers, will confirm such advice in writing, (i) when the Registration Statement (including any Rule 462(b) Registration Statement) and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with the Securities Act); it will continue to comply in all material respects with all laws, rules and regulations relating to the Rights Offering and Offering Materials, to the extent applicable;

(h)      it will advise or cause the Subscription Agent to advise the Dealer-Managers as to the names and addresses of all Rights Holders exercising Rights, the total number of Rights exercised by each Rights Holder during the immediately preceding calendar day, indicating the total number of Rights verified to be in proper form for exercise and rejected for exercise and being processed and as to such other information as the Dealer-Managers may reasonably request; and will notify the Dealer-Managers not later than 4:00 P.M., New York City time, on the first business day following the Expiration Date of the total number of Rights exercised and Underlying Shares related thereto, the total number of Rights verified to be in proper form for exercise and rejected for exercise and being processed and as to such other information as the Dealer-Managers may reasonably request; it will take such action as the Dealer-Managers may reasonably request to complete any required review by the FINRA of the terms of the sale of Underlying Shares and attached Warrants contemplated by the Rights Offering and this Agreement;

(i)        it will make available to the Dealer-Managers all material financial and other information concerning its business and operations and the Rights Offering that the Dealer-Managers reasonably request and will provide the Dealer-Managers and their advisors with reasonable access to the Company’s officers, directors, employees, independent accountants and legal counsel;

(j)        it will issue the Rights and issue and sell Underlying Shares and attached Warrants subscribed for by Rights Holders when and to the extent that the Company is required to do so pursuant to the terms and conditions of the Rights Offering, and it will use the net proceeds from the Rights Offering in the manner as described under the caption “Use of Proceeds” in the Prospectus;

(k)       it will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Rights, Warrants or shares of Common Stock issuable upon exercise of the Rights and the Warrants;

(l)       the use of any reference to any Dealer-Manager in the Offering Materials or any other document or communication prepared, approved or authorized by the Company in connection with the Rights Offering is subject to the prior approval of such Dealer-Manager, provided that if such reference to the Dealer-Manager is required by applicable law, the Company agrees to notify the Dealer-Manager within a reasonable time prior to such use but the Company is nonetheless permitted to use such reference;

(m)      it will treat any advice, written or oral, provided by any Dealer-Manager pursuant to this Agreement as confidential and, except as required by law, such advice will be solely for the information and assistance of the Company in connection with the Rights Offering and may not be quoted, nor will any such advice or the name of such Dealer-Manager be referred to, in any report, document, release or other communication, whether written or oral, prepared, issued or transmitted by the Company or any affiliate, director, officer, employee, agent or representative of any thereof, without, in each instance, each Dealer-Managers’ prior written consent, which consent shall not be unreasonably withheld;

(n)      the Dealer-Managers, with the prior written consent of the Company (which shall not be unreasonably delayed, withheld or denied), at the expense of the Dealer-Managers, may place an announcement in any newspapers and periodicals, stating that the Dealer-Managers are acting as dealer-manager and financial advisor in connection with the Rights Offering;

(o)      it agrees not to sell, contract to sell or otherwise dispose of any Common Stock or securities convertible into Common Stock (except (i) Common Stock issued pursuant to currently outstanding options, warrants or convertible securities and (ii) Underlying Shares issued in connection with the exercise of the Rights and Warrants) from the date hereof until the date that is 90 calendar days after the Closing Date (the “90-day Lock-Up Period”) without the prior written consent of the Dealer-Managers; provided, however, that if (1) during the last 17 calendar days of the 90-day Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day Lock-Up Period, the Company announces that it will release earnings results during the 16-calendar-day period beginning on the last calendar day of the 90-day Lock-Up Period, then in either case the 90-day Lock-Up Period will be extended until the expiration of the 18-calendar-day period beginning on the issuance date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless each of the Dealer-Managers waives, in writing, such extension; and

(p)      it will use commercially reasonable efforts to cause to be provided such other opinions, certificates and other documents as the Dealer-Managers may reasonably request.

10.    Indemnification and Contribution.

(a)       The Company agrees to indemnify and hold harmless the Dealer-Managers and their affiliates, the respective directors, officers, agents and employees of the Dealer-Managers and their affiliates, and each other controlling persons of the Dealer-Managers and their affiliates, within the meaning of either Section 15 or Section 20 of the Exchange Act, and each of their respective successors and assigns (collectively the “Indemnified Parties”), to the fullest extent permitted by law, from and against any losses, claims, damages or liabilities (or actions, including shareholder actions, in respect thereof) related to or arising out of the Dealer-Managers’ engagement and performance of services as Dealer-Managers pursuant to this Agreement or pursuant to the Engagement Letter, including any (i) arising out of or based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Offering Materials or in any other solicitation material used by the Company or authorized by it for use in connection with the Rights Offering, or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than statements relating to the Dealer-Managers furnished by the Dealer-Managers in writing to the Company expressly for use therein), (b) any withdrawal or termination by the Company of, or failure by the Company to make or consummate, the Rights Offering or (c) any breach by the Company of any representation or warranty, or any failure by the Company to comply with any agreement or covenant, contained in this Agreement; or (ii) arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with, the Rights Offering any of the other transactions contemplated by the Registration Statement.  The Company will also reimburse the Indemnified Parties for all expenses (including counsel fees and expenses) as they are reasonably incurred by the Indemnified Parties in connection with investigating, preparing or defending any such action or claim whether or not in connection with pending or threatened litigation in which an Indemnified Party is a party.  The Company will not, however, be responsible under the foregoing indemnity and reimbursement agreement for any claims, liabilities, losses, damages or expenses which are finally judicially determined to have resulted primarily from the Dealer-Managers’ gross negligence, bad faith or willful misconduct.  If any such claim, action or proceeding shall be brought against an Indemnified Party, and Blair or Maxim shall notify the Company, the Company shall be entitled to participate therein, and to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Dealer-Managers.  After notice from the Company to the Dealer-Managers of its election to assume the defense of such claim, action or proceeding, the Company shall not be liable to the Indemnified Party under the Indemnification provisions of this letter agreement for any legal or other expenses subsequently incurred by the Indemnified Parties in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnified Parties shall have the right to retain separate counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Parties, unless (a) the employment of such counsel has been authorized by the Company, (b) the Company has failed to assume the defense and employ counsel as required above, or (c) the named parties to any such action (including any impleaded parties) include both (A) the Indemnified Parties and (B) the Company, and the Indemnified Parties shall have reasonably determined that the defenses available to them are not available to the Company and/or may not be consistent with the best interests of the Company or the Indemnified Parties (in which case the Company shall not have the right to assume the defense of such action on behalf of the Indemnified Parties); it being understood, however, that the Company shall not, in connection with any one such action or separate, substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Indemnified Parties, which firm shall be designated in writing by the Dealer-Managers.

(b)      If the indemnification provided for in the foregoing paragraph is judicially determined to be unavailable (other than in accordance with the terms hereof) to any Indemnified Party otherwise entitled to indemnity in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such person hereunder, whether or not Blair or Maxim is (are) the person(s) entitled to indemnification or reimbursement, the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages or liabilities (and expenses relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Dealer-Managers, on the other hand, of the Rights Offering or (ii) if the allocation provided for in clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of the Company and the Dealer-Managers, as well as any other relevant equitable considerations; provided, however, in no event shall each Dealer-Managers’ aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by such Dealer-Manger under this Agreement.  For the purposes of this Agreement, the relative benefits to the Company and to each Dealer-Manager of the engagement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by the Company in the Rights Offering, whether or not the Rights Offering is consummated, bears to (b) the fees paid or to be paid to each Dealer-Manager under this Agreement.

(c)       The Company also agrees that neither the Dealer-Managers, nor any other Indemnified Party, shall have any liability to the Company for or in connection with the Dealer-Managers’ engagement as Dealer-Managers, except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company which are finally judicially determined to have resulted primarily from the Dealer-Managers’ bad faith, willful misconduct, or gross negligence.  The foregoing agreement shall be in addition to any rights that the Dealer-Managers, the Company or any Indemnified Party may have at common law or otherwise, including, but not limited to, any right to contribution.  For the sole purpose of enforcing and otherwise giving effect to the provisions of this Agreement, the Company hereby consents to personal jurisdiction and service and venue in any court in which any claim which is subject to this agreement is brought against the Dealer-Managers or any other indemnified party.

(d)      The Company agrees that it will not, without the prior written consent of each Dealer-Manager, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not Blair or Maxim is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release, reasonably satisfactory in form and substance to the Dealer-Managers, releasing the Dealer-Managers from all liability arising out of such claim, action, suit or proceeding.

11.   Expenses of Dealer-Managers and Others.  In addition to each Dealer-Manager’s compensation for services hereunder pursuant to Section 5 hereof, the Company agrees to pay directly, or reimburse each Dealer-Manager, as the case may be, for (i) all fees and expenses relating to the preparation, printing, filing, mailing and publishing of the Offering Materials, (ii) all fees and expenses of other persons rendering services on the Company’s behalf in connection with the Rights Offering, including the Agents, (iii) all advertising charges incurred by the Company in connection with the Rights Offering, including those of any public relations firm or other person or entity rendering services in connection therewith, (iv) all fees, if any, payable to Dealers (including the Dealer-Managers), banks, trust companies and other financial intermediaries as reimbursement for their customary mailing and handling expenses incurred in forwarding the Offering Material to their customers, (v) all fees and expenses payable in connection with the registration or qualification of the Rights, the Underlying Shares and the Warrants under state securities or “blue sky” laws, (vi) all listing fees and any other fees and expenses incurred in connection with the listing on the NASDAQ of the Rights, the Underlying Shares and the Warrants, (vii) the filing fee, if any, of FINRA relating to the Rights Offering and (viii) all other expenses incurred by the Dealer-Managers in connection with the Rights Offering or otherwise in connection with the performance of the Dealer-Managers’ services hereunder and to the extent provided under the Engagement Letter. The Company shall be liable for the foregoing payments whether or not the Rights Offering is commenced, withdrawn, terminated or canceled or whether the Dealer-Managers withdraw pursuant to Section 4 hereof.

12.   Survival.  The agreements contained in Sections 3, 5, 10, 11, 12, 13 and 15 through 22 and the representations and warranties of the Company set forth in Section 7 hereto shall survive and remain operative and in full force and effect regardless of (a) the failure to commence the Rights Offering, the consummation of the Rights Offering, any withdrawal, termination, rescission or cancellation of the Rights Offering for any reason whatsoever, the purchase of Underlying Shares and Warrants pursuant to the Rights Offering or any withdrawal by any Dealer-Manager pursuant to Section 4, (b) any investigation made by or on behalf of any party hereto or any person controlling any party hereto within the meaning of Section 20(a) of the Exchange Act and (c) the completion of the Dealer-Managers’ services under this Agreement.

13.    Termination.  This Agreement shall terminate upon the earliest to occur of (a) the consummation, termination or withdrawal of the Rights Offering, and (b) the withdrawal by the Dealer-Managers pursuant to Section 4; provided that, the agreements contained in Sections 3, 10, 11, 12, 13 and 15-22 and the representations and warranties of the Company set forth in Section 7 hereto shall survive the termination of this Agreement, and provided, further, that Section 5 of this Agreement shall also survive the termination of this Agreement if the Rights Offering is consummated.

14.    Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) sent by facsimile with immediate telephonic confirmation or (c) sent by registered or certified mail, return receipt requested, postage prepaid, to the parties hereto as follows:

If to the Dealer-Managers:

William Blair & Company, L.L.C.
222 West Adams Street
Chicago, IL  60606
Attention:  General Counsel
Facsimile:  (312) 368-9418

Maxim Group LLC
405 Lexington Ave., 2nd Floor
New York, NY  10174
Attention: General Counsel
Facsimile:  (212) 895-3783

with a copy to:

Sidley Austin llp
One South Dearborn
Chicago, IL  60603
Attention:  Brian J. Fahrney, Esquire
Facsimile:  (312) 853-7036

If to the Company:

USA Technologies, Inc.
100 Deerfield Lane, Suite 140
Malvern, PA  19355
Attention:  George R. Jensen, Jr., Chief Executive Officer
Facsimile:  (610) 989-0334

with a copy to:

Lurio & Associates, P.C.
Suite 3320, One Commerce Square
2005 Market Street
Philadelphia, PA  19103
Attention:  Douglas M. Lurio, Esquire
Facsimile:  (215) 665-8582

15.    Modifications.  This Agreement may not be amended or modified except in a writing signed by each of the parties hereto.

16.    Consent to Jurisdiction; Forum Selection; Service of Process; Waiver of Jury Trial.

(a)       Each of the parties hereto hereby submits to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby.

(b)      Any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby may be brought only in the courts of the State of New York or the courts of the United States of America located in the State of New York.  Each of the parties hereto waives any objection that it may have to the venue of such suit, action or proceeding in any such court or that such suit, action or proceeding in such court was brought in an inconvenient court and agrees not to plead or claim the same.

(c)       Each party hereto hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 14 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

(d)      Any right to trial by jury with respect to any lawsuit, claim, action or other proceeding arising out of or relating to this Agreement or the services to be rendered by the Dealer-Managers hereunder is expressly and irrevocably waived.

(e)      To the extent that either party has or hereafter acquires any immunity from the jurisdiction of any court or from any legal process by reason of sovereignty (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such party hereby irrevocably waives, to the fullest extent permitted by law, such immunity in respect of its obligations under this Agreement.

17.   Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois applicable to contracts executed in and to be performed in that state, without regard to such state’s rules concerning conflicts of laws.  Any right to trial by jury with respect to any claim or action arising out of this agreement or conduct in connection with the engagement is hereby waived by the parties hereto.

18.   Counterparts.  This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of such counterparts, when so executed and delivered, shall be deemed to be an original, and all of such counterparts, taken together, shall constitute one and the same Agreement.

19.    Severability.  If any term or provision of this Agreement is deemed or rendered invalid or unenforceable in any jurisdiction, then such term or provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

20.   Successors; Third-Party Beneficiaries.  This Agreement is made solely for the benefit of the Dealer-Managers and the Company and their executors, administrators, successors and assigns, and no other persons shall acquire or have any right under or by virtue of this Agreement; provided, however, that Indemnified Persons are made express third-party beneficiaries of the provisions set forth in Section 10.

21.    No Fiduciary Duty.  The Company acknowledges and agrees that in connection with all aspects of each transaction contemplated by this Agreement, the Company and each Dealer-Manager have an arms-length business relationship that creates no fiduciary duty on the part of the Dealer-Managers and each expressly disclaims any fiduciary relationship.

22.    Entire Agreement.  This Agreement constitutes the entire agreement by and among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; provided, however, that (i) the provisions relating to the Company’s indemnification obligations and limitations on the Dealer-Managers’ liability as set forth in each letter agreement, dated February 13, 2009 between the Company and the Dealer-Manager named therein, survive and shall not be limited in any respect by Section 11 of this Agreement and (ii) the provisions relating to the Dealer-Managers’ reimbursement for reasonable out-of-pocket expenses and disbursements incurred in connection with this offering as set forth in the Engagement Letter survive and are in no way superseded, amended or modified by the execution of this Agreement.

23.   Headings.  The headings to sections contained in this Agreement are included for ease of reference only, and the parties hereto agree that they are not to be given substantive meaning or otherwise affect each party’s rights and duties hereunder.

[The rest of this page has been left blank intentionally, the signature page follows.]

Please indicate your willingness to act as Dealer-Manager and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter so signed, whereupon this letter and your acceptance shall constitute a binding agreement between us.

Very truly yours,

USA TECHNOLOGIES, INC.

By:
Name:
Title:

Accepted and agreed as of the date
first above written:

WILLIAM BLAIR & COMPANY, L.L.C.

By:
Name:
Title:

MAXIM GROUP LLC

By:
Name:
Title: